                                                                    EXHIBIT 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Offering Circular/Prospectus constituting part of this Registration Statement on Form S-4 of U.S. Office Products Company of our report dated February 2, 1996, with respect to the financial statements of School Specialty, Inc. for the years ended December 31, 1995 and 1994 included in the Current Report on Form 8-K dated January 12, 1998 of U.S. Office Products Company. We also consent to the reference to us under the heading "Experts."

                                          ERNST & YOUNG LLP

Milwaukee, Wisconsin
March 31, 1998